Exhibit 10.1

FIFTH AMENDMENT TO CREDIT AGREEMENT

THIS FIFTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is entered into effective as of October 14, 2014 (the “Effective Date”), among YUMA EXPLORATION AND PRODUCTION COMPANY, INC., a Delaware corporation (the “Borrower”), the undersigned lenders party to the Credit Agreement (the “Lenders”) and SOCIÉTÉ GÉNÉRALE, in its capacity as Administrative Agent and Issuing Bank (the “Administrative Agent”).

RECITALS

A. Borrower, the Lenders and Administrative Agent are parties to a Credit Agreement dated as of August 10, 2011, as amended by that certain First Amendment and Limited Waiver to Credit Agreement and Assignment, dated as of September 30, 2012, as further amended by that certain Second Amendment to Credit Agreement and Assignment, dated as of February 13, 2013, as further amended by that certain Third Amendment to Credit Agreement and Assignment, dated as of May 20, 2013, and as further amended by that certain Fourth Amendment to Credit Agreement, dated as of April 22, 2014 (as amended, restated, modified or supplemented from time to time until the date hereof, the “Credit Agreement”).

B. Borrower has requested certain amendments to the Credit Agreement as set forth herein and, subject to the conditions precedent set forth herein, the parties hereto have agreed to so amend the Credit Agreement.

NOW, THEREFORE, in consideration of these premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Same Terms. All terms used herein which are defined in the Credit Agreement shall have the same meanings when used herein, unless the context hereof otherwise requires or provides.  In addition, (i) all references in the Loan Documents to the “Agreement” shall mean the Credit Agreement, as amended by this Amendment, and (ii) all references in the Loan Documents to the “Loan Documents” shall mean the Loan Documents, as amended by this Amendment, as the same shall hereafter be amended from time to time.

2. Amendments to Credit Agreement. Subject to the conditions precedent set forth in Section 4 hereof, the Credit Agreement is amended as follows:

A. Section 1.02.  The following new definition is added to Section 1.02 of the Credit Agreement in proper alphabetical order:

“Certificate of Determination” means the Certificate of Determination of Yuma Energy, Inc., a California corporation, that is filed with the Secretary of State of the State of California and creates the Series A Preferred Stock.

B. Section 1.02.  The following definitions in Section 1.02 of the Credit Agreement are amended and restated in their entirety as follows:

“Interest Expense” means, for any period, the sum (determined without duplication) of the gross interest expense of the Borrower for such period, including to the extent included in interest expense under GAAP:  (a) amortization of debt discount, (b) capitalized interest, (c) the portion of any payments or accruals under Capital Leases allocable to interest expense and (d) total interest and other fees and expenses incurred in connection with obligations of the Borrower and the Guarantors owing in respect of redeemable preferred stock or other preferred equity interest of the Borrower and the Guarantors, minus (i) the portion of any payments or accruals under Synthetic Leases allocable to interest expense, and (ii) and any imputed interest pursuant to asset retirement obligations whether or not the same constitutes interest expense under GAAP.

“Maturity Date” means May 20, 2017.

“Parent Guarantor” means The Yuma Companies, Inc., a Delaware corporation.

“Series A Preferred Stock” means the Series A Cumulative Redeemable Preferred Stock, no par value per share, of Yuma Energy, Inc., a California corporation.

C. Section 1.02.  The definitions of “Cote de Mer Distribution”, “Cote de Mer Prospect”, “La Posada Distribution”, “La Posada Prospect”, “Performance Payments Rights Distribution, “Series A Preferred Stock Agreement” and “Series B Preferred Stock Agreement” in Section 1.02 of the Credit Agreement is hereby deleted in its entirety.

D. Section 9.04.  Section 9.04 of the Credit Agreement is hereby amended in its entirety to read as follows:

“Section 9.04. Dividends, Distributions and Redemptions.  The Borrower will not, and will not permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, return any capital to its stockholders, members or partners or make any distribution of its Property to its Equity Interest holders, provided that so long as no Default has occurred and is continuing or will result therefrom, no Borrowing Base Deficiency then exists or results therefrom and the Borrowing Base Utilization Percentage is 90% or less after giving effect thereto, then (i) the Borrower may declare and pay cash distributions to its direct and indirect Equity Interest holders to permit such holders to pay federal and state taxes due with respect to the income of the Borrower and Parent Guarantor, (ii) the Borrower may declare and pay dividends with respect to its Equity Interests payable solely in additional shares of its Equity Interests (other than Disqualified Capital Stock), (iii) Subsidiaries may declare and pay dividends ratably with respect to their Equity Interests, (iv) the Borrower may make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the Borrower and its Subsidiaries, (v) once a month, the Borrower may make Restricted Payments, directly or indirectly, to Yuma Energy, Inc., to permit Yuma Energy, Inc. to pay dividends in connection with the Series A Preferred Stock pursuant to and accordance with the Certificate of Determination or other agreement governing the Series A Preferred Stock, that do not exceed amounts required under such Certificate of Determination, and (vi) the Borrower may make Restricted Payments to Parent Guarantor in an amount not to exceed $8,000,000 in any fiscal year (the “Total Costs Cap”) for the purposes of (A) paying General and Administrative Costs and (B) Transaction Costs; provided, however, that in the event the Transaction Costs cause the Total Costs to exceed the Total Costs Cap, such Total Costs Cap shall be increased by the lesser of (1) the amount by which the Transaction Costs cause the Total Costs to exceed $8,000,000 and (2) $1,000,000.”

E. Article IX.  Article IX of the Credit Agreement is hereby amended by inserting the following new Section 9.20 immediately after the existing Section 9.19:

“Section 9.20. No Prepayment.  Neither the Borrower nor any Guarantor shall, or shall permit any of its Subsidiaries to redeem, retire, purchase, defease or otherwise acquire any Series A Preferred Stock without the prior written consent of the Majority Lenders.”

3. Conditions Precedent. The obligations and agreements of the Lenders as set forth in this Amendment are subject to the satisfaction (in the opinion of Administrative Agent), unless waived in writing by Administrative Agent, of each of the following conditions (and upon such satisfaction, this Amendment shall be deemed to be effective as of the Effective Date):

A. Fifth Amendment to Credit Agreement.  The Administrative Agent shall have received multiple original counterparts, as requested by the Administrative Agent, of this Amendment duly and validly executed and delivered by duly authorized officers of the Borrower, the Guarantor, the Administrative Agent and each Lender.

B. Fees and Expenses. The Administrative Agent shall have received (a) payment of all out-of-pocket fees and expenses (including reasonable attorneys’ fees and expenses) incurred by the Administrative Agent in connection with the preparation, negotiation and execution of this Amendment and the other documents in connection herewith, and (b) all fees due and payable under the Credit Agreement and under any separate fee agreement entered into by the parties pursuant to the Credit Agreement.

C. Representations and Warranties; No Defaults.  The Borrower shall have confirmed and acknowledged to the Administrative Agent and the Lenders, and by its execution and delivery of this Amendment, the Borrower does hereby confirm and acknowledge to the Administrative Agent and the Lenders, that (i) all representations and warranties contained herein or in the other Loan Documents or otherwise made in writing in connection herewith or therewith shall be true and correct with the same force and effect as though such representations and warranties have been made on and as of the Effective Date and (ii) no Default or Event of Default exists under the Credit Agreement or any of the other Loan Documents.

4. Certain Representations.  Borrower represents and warrants that, as of the Effective Date:  (a) Borrower has full power and authority to execute this Amendment and the other documents executed in connection herewith and this Amendment and such other documents constitute the legal, valid and binding obligation of Borrower enforceable in accordance with their terms, except as enforceability may be limited by general principles of equity and applicable bankruptcy, insolvency, reorganization, moratorium, and other similar laws affecting the enforcement of creditors’ rights generally; and (b) no authorization, approval, consent or other action by, notice to, or filing with, any governmental authority or other person is required for the execution, delivery and performance by Borrower thereof.  In addition, Borrower represents that after giving effect to this Amendment all representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the Effective Date as if made on and as of such date except to the extent that any such representation or warranty expressly relates solely to an earlier date, in which case such representation or warranty is true and correct in all material respects as of such earlier date.

5. No Further Amendments.  Except as amended hereby, the Credit Agreement shall remain unchanged and all provisions shall remain fully effective between the parties.

6. Acknowledgments and Agreements.  Borrower acknowledges that on the date hereof all outstanding Indebtedness is payable in accordance with its terms, and Borrower waives any defense, offset, counterclaim or recoupment with respect thereto.  Borrower, Administrative Agent and each Lender do hereby adopt, ratify and confirm the Credit Agreement, as amended hereby, and acknowledge and agree that the Credit Agreement, as amended hereby, is and remains in full force and effect.  Borrower acknowledges and agrees that its liabilities and obligations under the Credit Agreement, as amended hereby, and under the Loan Documents, are not impaired in any respect by this Amendment.  Any breach of any representations, warranties and covenants under this Amendment shall be an Event of Default under the Credit Agreement.

7. Limitation on Agreements.  The modifications set forth herein are limited precisely as written and shall not be deemed (a) to be a consent under or a waiver of or an amendment to any other term or condition in the Credit Agreement or any of the Loan Documents (other than the waiver of the Specified Default), or (b) to prejudice any right or rights which Administrative Agent now has or may have in the future under or in connection with the Credit Agreement and the Loan Documents, each as amended hereby, or any of the other documents referred to herein or therein. This Amendment shall constitute a Loan Document for all purposes.

8. Confirmation of Security.  Borrower hereby confirms and agrees that all of the Security Instruments, as may be amended in accordance herewith, which presently secure the Indebtedness shall continue to secure, in the same manner and to the same extent provided therein, the payment and performance of the Indebtedness as described in the Credit Agreement as modified by this Amendment.

9. Counterparts.  This Amendment may be executed in any number of counterparts, each of which when executed and delivered shall be deemed an original, but all of which constitute one instrument.  In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto.

10. Incorporation of Certain Provisions by Reference.  The provisions of Section 12.09 of the Credit Agreement captioned “Governing Law; Jurisdiction; Consent to Service of Process” are incorporated herein by reference for all purposes.

11. Entirety, Etc.  This Amendment, the Expenses and Indemnity Letter and all of the other Loan Documents embody the entire agreement between the parties.  THIS AMENDMENT, THE EXPENSES AND INDEMNITY LETTER AND ALL OF THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment to be effective as of the date and year first above written.

BORROWER

YUMA EXPLORATION AND PRODUCTION COMPANY, INC.

By:	/s/ Kirk Sprunger
Kirk Sprunger, Secretary and Treasurer

ADMINISTRATIVE AGENT, ISSUING BANK
AND LENDER:

SOCIÉTÉ GÉNÉRALE

By: /s/ Graeme Bullen
Name:  Graeme Bullen
Title:    Managing Director

LENDER:

ONEWEST BANK, FSB

By: /s/ Whitney Randolph
Name: Whitney Randolph
Title:    Senior Vice President

LENDER:

VIEWPOINT BANK, N.A.

By: /s/ Christopher S. Parada
Name:  Christopher S. Parada
Title:    Senior Vice President

THE GUARANTOR HEREBY CONSENTS TO THE EXECUTION, DELIVERY AND PERFORMANCE OF THE TERMS OF THIS AMENDMENT BY THE BORROWER.

THE YUMA COMPANIES, INC.

By:	/s/ Kirk Sprunger
Kirk Sprunger, Secretary and Treasurer